Exhibit 22



                            AMERICAN STORES COMPANY
                             PRINCIPAL SUBSIDIARIES
                                 YEAR END 1996


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

                                                    State of
Subsidiary                                        Incorporation

Jewel Companies, Inc.                                  DE
  Acme Markets, Inc.                                   DE
  Jewel Food Stores, Inc.                              NY
American Drug Stores, Inc., dba                        IL
  Osco Drug
  Sav-on
  RxAmerica, Inc.                                      DE
Health `n' Home Corporation                            DE
The Open Pharmacy Network, Inc.                        DE
American Food and Drug, Inc.                           DE
  Jewel Osco Southwest, Inc.                           IL
  Lucky Stores, Inc.                                   DE
  American Stores Properties, Inc.                     DE
American Stores Realty Corp.                           PA
Skaggs Telecommunications Service, Inc.                UT
American Procurement and Logistics Company             DE
ASC Services, Inc.                                     DE
Kap's KITCHEN AND PANTRY, INC.                         DE


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